                                                                   Exhibit 10.41
                                                                   -------------

             First Amendment of the 1999 Israeli Share Option Plan
             -----------------------------------------------------

     Pursuant to an action taken on March 9, 2001 by the Board of Directors of Verisity Ltd., in its capacity as the Administrator of the Verisity Ltd. 1999 Israeli Share Option Plan (the "Plan"), Section 6.1 of the Plan is hereby amended in its entirety to read as follows:

"6.1 The Company has reserved Eight Hundred Sixty Four Thousand (864,000) authorized but unissued Ordinary Shares of NIS 0.01 par value each of the Company (each such Ordinary Share, a "Share" and collectively, "the Shares"), for purposes of the Plan, subject to adjustment as set forth in Section 8 below."

Except as expressly amended above, the Plan shall remain in full force and effect.